EXHIBIT 23.1














          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




	We consent to the use in this Registration Statement on Form S-8 of our report dated August 22, 1998 relating to the financial statements of Netter Digital Entertainment, Inc. as of June 30, 1998 and for each of the years in the two year period then ended.






                             						/s/ Feldman Sherb Ehrlich & Co., P.C.
                                   -------------------------------------
                             						Feldman Sherb Ehrlich & Co., P.C.
                             						Certified Public Accountants


New York, New York
April 16, 1999